UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                                FORM 8-K



                             CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported):  May 18, 2005




                            CoolSavings, Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)




    Delaware                 000-30199                36-4462895
---------------             -------------          -----------------
(State or other             (Commission            (IRS Employer
jurisdiction of             File Number)           Identification No.)
incorporation or
organization)




         360 North Michigan Ave., 19th Floor, Chicago, IL 60601
         ------------------------------------------------------
          (Address of principal executive offices and zip code)




   Registrant's telephone number, including area code: (312) 224-5000




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]     Written communications pursuant to Rule 425 under the
           Securities Act (17 CFR 230.425)

  [  ]     Soliciting material pursuant to Rule 14a-12 under the
           Exchange Act (17 CFR 240.14a-12)

  [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
           under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
           under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF SECURITIES

      On May 16, 2005, Landmark Communications, Inc. ("Landmark") exercised its rights under a common stock purchase warrant issued to Landmark on November 12, 2001 to purchase 13,255,091 shares of CoolSavings' common stock at a price of $0.50 per share, resulting in the Company receiving net proceeds of $6,627,545.50. Landmark is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933 (the "Act"). The securities were offered and sold to Landmark pursuant to Section 4(2) of the Act and Rule 506 thereunder.



ITEM 7.01  REGULATION FD DISCLOSURE

      On May 18, 2005, CoolSavings, Inc. paid $6,859,672.13 to Landmark in order to pay in full all principal and interest owed and outstanding to Landmark under that certain Senior Secured Note dated July 30, 2001, which such Senior Secured Note was made in connection with that certain Amended and Restated Loan and Security Agreement dated July 30, 2001, as amended. CoolSavings used the proceeds from Landmark's exercise of its warrant for the debt repayment. The difference of $232,126.63 was paid from CoolSavings' cash balance. The Company paid the interest and principal on the Senior Secured Note as it determined that it had no current need in operations for the cash and the payment of the Senior Secured Note allows the Company to reduce its annual interest expense by over $500,000.

                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  COOLSAVINGS, INC.


                                  By:   /s/ David B. Arney
                                        ------------------------------
                                        David B. Arney
                                        Chief Financial Officer





Dated:  May 20, 2005